Exhibit 13.1
CERTIFICATIONS
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Makita Corporation, a Japanese corporation (the “Company”), does hereby certify that, to such officer’s knowledge:
1.	The accompanying Annual Report of the Company on Form 20-F for the period ended March 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: July 7, 2010	By:	/s/ Masahiko Goto
	Name:	Masahiko Goto
	Title:	President and Representative Director, Chief Executive Officer

Date: July 7, 2010	By:	/s/ Yoji Aoki
	Name:	Yoji Aoki
	Title:	Director, General Manager of Administration Headquarters, Chief Financial Officer